SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2003

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Item  5.  Other  Events

On April 25, 2003, Pathfinder Bancorp, Inc. issued the enclosed first quarter earnings release.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

EXHIBIT  99        EARNINGS  RELEASE  DATED  APRIL  25,  2003

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  April  25,  2003            By:  /s/  Thomas  W.  Schneider

                                   -------------------------------------
                                   Thomas  W.  Schneider
                                   President  and  Chief  Executive
                                   Officer



                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99      Press  Release


                                   EXHIBIT  99

CONTACT:  Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  Vice  President,  CFO
          Telephone:  (315)  343-0057

================================================================================


            PATHFINDER BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Oswego, New York, April 25, 2003 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) announced reported net income of $520,000, or $0.21 per share, for the quarter ended March 31, 2003 as compared to $551,000, or $.22 per share for the same period in 2002.

"First quarter earnings were down 6% from the prior year as the Company continues to absorb the costs associated with branch expansion and the operation of a commercial bank subsidiary, without fully realizing the revenue potential of this growth," according to Thomas W. Schneider, President and Chief Executive Officer. "Deposit and loan growth has been strong over the last year as total assets increased by 13% and deposit levels rose by 22%. We anticipate revenue growth to reflect the expansion of markets and diversification of services offered."

Net interest income for the three months ended March 31, 2003, increased 9% to $2.4 million when compared to the same period during 2002. Interest expense decreased $190,000 combined with a slight increase in interest income of $12,000. Net interest rate spread was relatively consistent comparing 3.67% for the quarter ended March 31, 2003 to 3.69% for the same period in 2002. Interest earning assets increased 1% to $255.2 million as compared to $253.3 million at December 31, 2002. The increase in earning assets is primarily attributable to a $2.8 million increase in net loans receivable, partially offset by an $830,000 decrease in investment securities and a $379,000 decrease in loans held for sale. Total deposits increased 3% to $211.4 million at March 31, 2003 compared to $204.5 million at December 31, 2002. The increase in deposits is primarily attributable to the increase in the money market management account.

Provision for loan losses for the quarter ended March 31, 2003 decreased 35% to $106,000 from $162,000 for the same period in 2002. The Company had non-performing loans of $1.8 million at March 31, 2003. The allowance for loan losses to non-performing loans and to total loans was 82% and .83%, respectively, at March 31, 2003.

The Company's non-interest income is principally comprised of fees on deposit accounts and transactions, loan servicing, commissions, and net securities and loan sale gains and losses. Non-interest income, net of gains and losses from the sale of securities, loans and other real estate, decreased 3% to $356,000 for the quarter ended March 31, 2003 compared to $366,000 for the same period in the prior year. The decrease in non-interest income is primarily attributable to a $32,000 decrease in the value of bank owned life insurance, partially offset by a $19,000 increase in service charges on deposit accounts and a $4,000 increase in loan servicing fees. Net gains and losses from the sale of securities, loans and other real estate increased $170,000 to $208,000 for the quarter ended March 31, 2003 compared to 38,000 for the same period in the prior year.

Operating expenses increased 30% to $2.2 million for the quarter ended March 31, 2003, when compared to the same period in the prior year. The increase in operating expenses was due to a $329,000 increase in salary and employee benefits, a $77,000 increase in building occupancy expenses, a $56,000 increase in the amortization of intangible asset and an $87,000 increase in other expenses. These increases were partially offset by a $20,000 decrease in data processing expenses and an $18,000 decrease in professional and other services. The increase in salaries and employee benefits was primarily due to the salaries and benefits associated with an additional branch location, an increase in pension benefit costs, an increase in health insurance benefits and the hiring of a senior commercial loan officer in the second quarter of 2002.

On March 18, 2003, the Board of Directors of Pathfinder Bancorp, Inc. declared a $0.10 per share cash dividend to shareholders of record as of March 31, 2003, payable on April 14, 2003.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                            PATHFINDER BANCORP, INC.
                              FINANCIAL HIGHLIGHTS
                 (dollars in thousands except per share amounts)

                                                       For  the  three  months
                                                           ended  March  31,
                                                              (Unaudited)
--------------------------------------------------------------------------------
                                                          2003          2002
--------------------------------------------------------------------------------

CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $    4,001   $    3,989
Interest expense . . . . . . . . . . . . . . . . . .       1,600        1,790
                                                      -----------  -----------
Net interest income. . . . . . . . . . . . . . . . .       2,401        2,199
Provision for loan losses. . . . . . . . . . . . . .         106          162
                                                      -----------  -----------
Net interest income after provision for loan losses.       2,295        2,037
Other income . . . . . . . . . . . . . . . . . . . .         564          404
Other expense. . . . . . . . . . . . . . . . . . . .       2,202        1,690
                                                      -----------  -----------
Income before taxes. . . . . . . . . . . . . . . . .         657          751
Provision for income taxes . . . . . . . . . . . . .         137          200
                                                      -----------  -----------
Net income . . . . . . . . . . . . . . . . . . . . .  $      520   $      551
                                                      ===========  ===========

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .        0.74%        0.90%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .        0.82%        0.93%
Return on average equity . . . . . . . . . . . . . .        9.93%        9.67%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .       10.94%        9.98%
Net interest margin (tax equivalent) . . . . . . . .        3.84%        3.96%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .   2,446,387    2,571,520
Basic earnings per share . . . . . . . . . . . . . .  $     0.21   $     0.22
Diluted earnings per share . . . . . . . . . . . . .        0.21         0.21
  CASH EARNINGS PER SHARE - BASIC. . . . . . . . . .        0.22         0.22
Cash dividends per share . . . . . . . . . . . . . .        0.10         0.07
Book value per share . . . . . . . . . . . . . . . .        8.56         8.63

                                                  (Unaudited)                   (Unaudited)   (Unaudited)
                                                   March 31,     December 31,    March 31,     March 31,
                                                      2003           2002           2002          2001
---------------------------------------------------------------------------------------------------------

SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . .  $   282,638   $     279,056   $   249,814   $   233,081
Earning assets . . . . . . . . . . . . . . . . .      255,157         253,319       229,657       215,350
Total loans. . . . . . . . . . . . . . . . . . .      183,345         180,482       171,663       150,439
Deposits . . . . . . . . . . . . . . . . . . . .      211,446         204,522       173,784       165,060
Borrowed Funds . . . . . . . . . . . . . . . . .       41,860          42,860        50,071        44,209
Trust Preferred Debt . . . . . . . . . . . . . .        5,000           5,000             -             -
Shareholders' equity . . . . . . . . . . . . . .       20,936          23,230        22,866        21,392

ASSET QUALITY RATIOS
Net loan charge-offs to average loans. . . . . .         0.15%           0.89%         0.05%         0.16%
Allowance for loan losses to period end loans. .         0.83%           0.82%         1.08%         0.89%
Allowance for loan losses to nonperforming loans        81.99%          86.57%        47.42%        66.93%
Nonperforming loans to period end loans. . . . .         1.01%           0.95%         2.20%         1.33%
Nonperforming assets to total assets . . . . . .         1.17%           1.11%         1.76%         1.28%


* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock